UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

__________________

February 7, 2012

Date of Report (Date of Earliest event reported)

GLOBAL NUTECH, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-149857	26-0338889
(State or other Jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1602 Old Underwood Road, La Porte, TX	77571
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	(281) 867-8400

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)    (1)  (i)     Not Applicable.

(ii)    Not Applicable.

(iii)   Not Applicable.

(2)     Not applicable.

(3)     Not Applicable

(b)     Effective February 7, 2012, Pamela Stewart resigned as Secretary of Global NuTech, Inc., a Nevada corporation (the “Company”).

(c)   (1)     Effective February 7, 2012, the Company’s Board of Directors appointed Denise Nelson as Secretary of the Company.

(2)     Denise Nelson, 48, Secretary. Ms. Nelson has over twenty-five (25) years’ experience in office management and administrative support. From 1990 to 2007, she was Office Manager/Executive Secretary for WorleyParsons Limited. Beginning in 2007 through 2008, Ms. Nelson was an Executive Assistant with Shippers Stevedoring Co. at the Port of Houston, Texas. From 2008 to 2011, she served as Office Manager for InServ/Willbros Group Inc. In 2011, Ms. Nelson became the Office & Administrative Manager for International Plant Services, L.L.C., which is now a wholly owned subsidiary of the Company. She shall serve as the Secretary of the Company until her resignation or replacement by the Company’s Board of Directors.

Ms. Nelson does not have a family relationship with any director or executive officer of the Company. With respect to the Company, Ms. Nelson has not had a direct or indirect material interest in any transaction described in Item 404(a) of Regulation S-K.

(3)     Not applicable.

(d)     Not Applicable.

(e)     Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2012	GLOBAL NUTECH, INC.

	By:	/s/ Craig Crawford
Name: Craig Crawford
Title: Chief Financial Officer